                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box

  [ ] Preliminary Proxy Statement           [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement

  [ ] Definitive Additional Materials

  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
- --------------------------------------------------------------------------------
                        L-3 COMMUNICATIONS HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:


- --------------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
  (5) Total fee paid:

- --------------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials:

- --------------------------------------------------------------------------------
  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

- --------------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement no.:

- --------------------------------------------------------------------------------
  (3) Filing Party:

- --------------------------------------------------------------------------------
  (4) Date Filed:

- --------------------------------------------------------------------------------

                        L-3 COMMUNICATIONS HOLDINGS, INC.


                           [L-3 COMMUNICATIONS LOGO]




To Our Stockholders:


     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., Eastern Daylight Time, on Thursday, April 26, 2001, at the J.W. Marriott New York located at 151 West 54th Street, New York, NY. The formal notice and proxy statement for the Annual Meeting are attached to this letter.


     To have your vote recorded, you should vote by telephone or over the Internet or sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish. Please let us know whether you plan to attend the meeting by marking the appropriate box on the proxy card or indicating your plans when prompted over the telephone or Internet voting systems.


     On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 26th.


                                            Very truly yours,


                                            /s/ Frank C. Lanza


                                            Frank C. Lanza
                                            Chairman and Chief Executive
                                            Officer

                       L-3 COMMUNICATIONS HOLDINGS, INC.


                           [L-3 COMMUNICATIONS LOGO]


                       NOTICE OF 2001 ANNUAL MEETING OF
                       STOCKHOLDERS AND PROXY STATEMENT


     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of L-3 Communications Holdings, Inc. will be held at the J.W. Marriott New York, 151 West 54th Street, New York, NY on Thursday, the 26th day of April, 2001, at 2:30 p.m., eastern daylight time, for the following purposes:


     1. Election of three Class II Directors whose terms expire in 2004;


     2. Approval of an amendment to our 1999 Long Term Performance Plan;


     3. Approval of the 2001 Employee Stock Purchase Plan;


     4. Ratification of the appointment of our independent auditors for 2001;
        and


     5. Transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.



                                        By Order of the Board of Directors,

                                        /s/ Christopher C. Cambria

                                        Christopher C. Cambria
                                        Senior Vice President, Secretary and
                                        General Counsel


     April 2, 2001

- --------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE OVER THE TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE
YOUR SHARES IN PERSON.
- --------------------------------------------------------------------------------

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                ----------------
                                 PROXY STATEMENT

     This proxy statement is furnished to the holders of our common stock, par value $0.01 per share of L-3 Communications Holdings, Inc. in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Stockholders to be held at the J.W. Marriott New York, 151 West 54th Street, New York, NY at 2:30 p.m., eastern daylight time, on Thursday, April 26, 2001 (the "Annual Meeting").

                                   RECORD DATE

     The board of directors has fixed the close of business on March 15, 2001 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date (the "Stockholders") are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 33,967,018 shares of our common stock outstanding. This proxy statement, the accompanying proxy card and our Annual Report to stockholders are intended to be mailed on or about April 2, 2001 to each Stockholder entitled to vote at the Annual Meeting.

                                     PROXIES

     The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting and any adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile or in person. We also have retained Corporate Investor Communications, Inc. to assist in soliciting proxies. Each holder of common stock is entitled to one vote for each share of our common stock held. The holders in person or by proxy of a majority of the common stock entitled to be voted at the Annual Meeting shall constitute a quorum.

     Each Stockholder may appoint a person (who need not be a shareholder) other than the persons named in the enclosed proxy to represent him or her at the meeting by completing another proper proxy. In either case, such completed proxy should be returned in the enclosed envelope provided for that purpose for delivery before the meeting or should be delivered to our Secretary at 600 Third Avenue, New York, New York 10016, not later than 5 p.m., eastern daylight time, on Wednesday, April 25, 2001.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the proxy, of written notice of such death or incapacity, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. WHERE A CHOICE HAS NOT BEEN SPECIFIED ON THE PROXY CARD, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF YOUR BOARD OF DIRECTORS.

     Assuming a quorum is present, a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the election of directors and for approval of all other items submitted to Stockholders for their consideration. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes") will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal.

                         VOTING BY TELEPHONE OR INTERNET

     Instead of submitting your vote by mail on the enclosed proxy card, you can vote by telephone or over the Internet. The telephone and Internet voting procedures, which comply with Delaware law, are designed to authenticate Stockholders' identities, to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded.

     Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

     Stockholders with shares registered directly in their name in our stock records maintained by our transfer agent, First Chicago Trust Company of New York, may vote their shares (1) by making a toll-free telephone call from the U.S. and Canada to First Chicago at 1-877-PRX-VOTE (1-877-779-8683), (2) by submitting their proxy over the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/lll, or (3) by mailing their signed proxy card. Specific instructions to be followed by registered Stockholders are set forth on the enclosed proxy card. Proxies submitted by telephone or over the Internet as described above must be received by 5:00 p.m., eastern daylight time, on April 25, 2001.

REVOCATION OF PROXIES SUBMITTED BY TELEPHONE OR INTERNET

     To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked, or by attending the meeting and voting in person.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     Our Amended and Restated Certificate of Incorporation and our Bylaws provide for a board of directors whose number shall be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors. We have ten directors. Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes, which currently is as follows: Frank C. Lanza, Robert V. LaPenta, Robert B. Millard and John M. Shalikashvili constitute a class with a term that expires at the annual meeting in 2002 (the "Class I Directors"); David J. Brand, Thomas A. Corcoran, John E. Montague and Alan H. Washkowitz constitute a class with a term that expires at the upcoming Annual Meeting (the "Class II Directors"); and Alberto M. Finali and Arthur L. Simon constitute a class with a term that expires at the annual meeting in 2003 (the "Class III Directors"). Action will be taken at the Annual Meeting for the election of the Class II Director nominees, Mr. Corcoran, Mr. Montague and Mr. Washkowitz, for a three year term expiring in 2004. Mr. Brand will not stand for re-election at the Annual Meeting. Mr. Finali has indicated his intent to tender his resignation from the board of directors prior to the Annual Meeting.

     It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Mr. Corcoran, Mr. Montague and Mr. Washkowitz, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.

     The following information details offices held, other business directorships, the classes and terms of the nominees and each director whose term of office will continue after the Annual Meeting. Beneficial ownership of equity securities of the nominees is shown under the caption "Security Ownership of Management" on page 10.

             NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2001

                 CLASS II -- NOMINEES FOR TERM EXPIRING IN 2004


NAME                    AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
- --------------------   -----   -----------------------------------------------------------------
Thomas A. Corcoran      56     Director since July 1997. Mr. Corcoran is president of Corcoran
                               Enterprises, a private management consulting firm. Mr.
                               Corcoran was the President and Chief Executive Officer of
                               Allegheney Teledyne Incorporated from October 1999 to
                               December 2000. From October 1998 to September 1999, he was
                               President and Chief Operating Officer of the Space & Strategic
                               Missiles Sector of Lockheed Martin Corporation. From
                               March 1995 to September 1998 he was the President and Chief
                               Operating Officer of the Electronic Systems Sector of Lockheed
                               Martin Corporation. From 1993 to 1995, Mr. Corcoran was
                               President of the Electronics Group of Martin Marietta
                               Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management
                               positions with GE Aerospace and was a company officer from
                               1990 to 1993. Mr. Corcoran is a member of the Board of
                               Trustees of Worcester Polytechnic Institute, the Board of
                               Trustees of Stevens Institute of Technology and the Board of
                               Directors of REMEC Corporation.

John E. Montague        47     Director since April 1997. Member of the compensation
                               committee. Mr. Montague has been Vice President and Chief
                               Financial Officer of Lockheed Martin Global
                               Telecommunications, Inc., a wholly owned subsidiary of
                               Lockheed Martin, since September 1998. He served as Vice
                               President, Financial Strategies at Lockheed Martin responsible for mergers, acquisitions and divestiture activities and
                               shareholder value strategies from March 1995 until
                               September 1998. Previously, he was Vice President, Corporate
                               Development and Investor Relations at Martin Marietta
                               Corporation from 1991 to 1995. From 1988 to 1991, he was
                               Director of Corporate Development at Martin Marietta
                               Corporation, which he joined in 1977 as a member of the
                               engineering staff. Mr. Montague is a director of Rational
                               Software Corporation, Lockheed Martin Intersputnik and Asian
                               Cellular Satellite Systems, Inc.

Alan H. Washkowitz      60     Director since April 1997. Member of the compensation
                               committee. Mr. Washkowitz is a Managing Director of Lehman
                               Brothers Inc. and head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Inc. Merchant
                               Banking Portfolio Partnership L.P. Mr. Washkowitz joined
                               Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was
                               acquired by Lehman Brothers. Mr. Washkowitz is a director of
                               CP Kelco ApS, K&F Industries, Inc., and P&L Coal Holdings.

     The nominees for election to the board of directors are hereby proposed for approval by the Stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

     DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2001 ANNUAL MEETING AND WHO ARE NOT SUBJECT TO ELECTION THIS YEAR.


                 CLASS I -- DIRECTORS WHOSE TERM EXPIRES IN 2002


NAME                   AGE                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -------------------   -----   -------------------------------------------------------------------
Frank C. Lanza         69     Chairman and Chief Executive Officer and Director since
                              April 1997. From April 1996, when Loral Corporation was
                              acquired by Lockheed Martin Corporation, until April 1997,
                              Mr. Lanza was Executive Vice President of Lockheed Martin, a
                              member of Lockheed Martin's Executive Council and Board of
                              Directors and President and Chief Operating Officer of
                              Lockheed Martin's command, control, communications and
                              intelligence ("C3I") and Systems Integration Sector, which comprised many of the businesses Lockheed Martin acquired
                              from Loral. Prior to the April 1996 acquisition of Loral, Mr.
                              Lanza was President and Chief Operating Officer of Loral, a
                              position he held since 1981. He joined Loral in 1972 as
                              President of its largest division, Electronic Systems. His earlier experience was with Dalmo Victor and Philco Western
                              Development Laboratory.

Robert V. LaPenta      55     President and Chief Financial Officer and Director since
                              April 1997. From April 1996, when Loral was acquired by
                              Lockheed Martin, until April 1997, Mr. LaPenta was a Vice
                              President of Lockheed Martin and was Vice President and Chief
                              Financial Officer of Lockheed Martin's C3I and Systems
                              Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral's Senior Vice President and Controller, a position he held since 1981. He joined Loral in 1972 and was named Vice
                              President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice
                              President in 1979. Mr. LaPenta is on the Board of Trustees of
                              Iona College, the Board of Trustees of The American College of
                              Greece and the Board of Directors of Core Software.

Robert B. Millard      50     Director since April 1997. Chairman of the compensation
                              committee. Mr. Millard is a Managing Director of Lehman
                              Brothers Inc., head of Lehman Brothers' Principal Trading &
                              Investments Group and principal of the Merchant Banking
                              Group. Mr. Millard joined Kuhn Loeb & Co. in 1976 and
                              became a Managing Director of Lehman Brothers Inc. in 1983.
                              Mr. Millard is a director of GulfMark International, Kirch
                              Media GmbH and Weatherford International, Inc.

NAME                       AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -----------------------   -----   ------------------------------------------------------------------
John M. Shalikashvili      64     Director since August 1998. Chairman of the audit committee.
                                  General Shalikashvili (U.S. Army-ret.) is an independent
                                  consultant and a Visiting Professor at Stanford University.
                                  General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the
                                  United States, the Secretary of Defense and National Security
                                  Council by serving as the thirteenth Chairman of the Joint
                                  Chiefs of Staff, Department of Defense, for two terms from
                                  1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United
                                  States forces in Europe and as NATO's tenth Supreme Allied
                                  Commander, Europe (SACEUR). He has also served in a
                                  variety of command and staff positions in the continental United
                                  States, Alaska, Belgium, Germany, Italy, Korea, Turkey and
                                  Vietnam. General Shalikashvili is a director of The Boeing
                                  Company, United Defense Industries Inc., and Frank Russell
                                  Trust Company.

               CLASS III -- DIRECTORS WHOSE TERM EXPIRES IN 2003


NAME                 AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
- -----------------   -----   -----------------------------------------------------------------
Arthur L. Simon      69     Director since April 2000. Member of the audit committee.
                            Mr. Simon is an independent consultant. Before his retirement,
                            Mr. Simon was a partner at Coopers & Lybrand L.L.P., Certified
                            Public Accountants, from 1968 to 1994. He is a director of Loral
                            Space & Communications, Inc. and Globalstar
                            Telecommunications Limited.

           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and two standing committees: the audit and compensation committees. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. We have no nominating or similar committee. Each executive officer serves at the discretion of the board of directors. During the fiscal year ended December 31, 2000, the board of directors held four regularly scheduled meetings and one special meeting. All of our directors attended at least 75% of the combined number of board of directors meetings and committee meetings during the past fiscal year.

     The audit committee currently consists of Messrs. Brand, Simon and Shalikashvili (Chairman). This committee, which met four times during 2000, is responsible generally for recommending to the board of directors the independent accountants to be nominated to audit our financial statements; approving the compensation of the independent accountants; meeting with our independent accountants to review the proposed scope of the annual audit of our financial statements; reviewing the findings of the independent accountants with respect to the annual audit; and reviewing with management and the independent accountants our periodic financial reports prior to our filing them with the S.E.C. and reporting annually to the board of directors with respect thereto.

     The compensation committee consists of Messrs. Millard (Chairman), Montague and Washkowitz. This committee, which acted by written consent three times during 2000, is responsible for administering our 1997 Stock Option Plan for Key Employees (the "1997 Plan") and our 1999 Long Term Performances Plan (the "1999 Plan") and has limited authority to adopt amendments to those plans. This committee is also responsible for recommending to the board of directors the salaries to be paid to our Chief Executive Officer and the President, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain of our other executive officers.

COMPENSATION OF DIRECTORS

     The directors who are also our employees or employees of our subsidiaries or affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the board of directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of our common stock. In addition, non-affiliated directors receive an annual stock option grant of 1,500 shares of our common stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.

     Non-affiliated directors may defer up to 100 percent of the cash portion of their annual cash compensation (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred compensation will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning the calendar year in which their compensation is earned. Interest is accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of our common stock.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of our current executive officers, other than Messrs. Lanza and LaPenta who are presented under "Directors Whose Terms Continue Beyond the 2001 Annual Meeting and Who Are Not Subject to Election This Year -- Class I -- Directors Whose Term Expires in 2002".






NAME                        AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
- ------------------------   -----   ------------------------------------------------------------------
Christopher C. Cambria      42     Senior Vice President -- Secretary and General Counsel.
                                   Mr. Cambria became a Senior Vice President in March 2001. He joined us in June 1997 as Vice President -- General Counsel and Secretary. From 1994 until joining us, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From
                                   1986 until 1993, he was an associate with Cravath, Swaine &
                                   Moore.

Michael T. Strianese        45     Senior Vice President -- Finance. Mr. Strianese became a Senior
                                   Vice President in March 2001. He joined us in April 1997 as
                                   Vice President -- Finance and Controller and was our
                                   Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin's C3I and
                                   Systems Integration Sector. From 1991 to the April 1996
                                   acquisition of Loral, he was Director of Special Projects at
                                   Loral. Prior to joining Loral, he spent 11 years with Ernst &
                                   Young. Mr. Strianese is a Certified Public Accountant.

Jimmie V. Adams             64     Vice President -- Washington, D.C. Operations. General Jimmie
                                   V. Adams (U.S.A.F.-ret.) joined us in May 1997. From
                                   April 1996 until April 1997, he was Vice President of Lockheed
                                   Martin's Washington Operations for the C3I and Systems
                                   Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before
                                   joining Loral in 1993, he was Commander in Chief, Pacific Air
                                   Forces, Hickam Air Force Base, Hawaii, capping a 35-year
                                   career with the U.S. Air Force. He was also Deputy Chief of
                                   Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command
                                   and Vice Commander in Chief of the U.S. Air Forces Atlantic
                                   at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

David T. Butler III         44     Vice President -- Planning. Mr. Butler became a Vice President in December 2000. He joined us in 1997 as our corporate
                                   Director of Planning and Strategic Development. Prior to
                                   joining us, he was the Controller for Lockheed Martin Fairchild
                                   Systems from 1996 to 1997. Prior to the acquisition of Loral, Mr.
                                   Butler was Controller of Loral Fairchild Systems from 1992 to
                                   1996. From 1981 to 1992 Mr. Butler held a number of financial positions with Loral Electronic Systems.

Lawrence W. O'Brien         51     Vice President -- Treasurer. Mr. O'Brien joined us in June 1997.
                                   Prior to joining us, he was the Vice President and Treasurer of
                                   Pechiney Corporation, the North American arm of the Pechiney
                                   Group of France, where he held a number of financial positions since 1981.

NAME                      AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
- ----------------------   -----   ------------------------------------------------------------------
Joseph S. Paresi          45     Vice President -- Product Development. Mr. Paresi joined us in
                                 April 1997. From April 1996 until April 1997, Mr. Paresi was
                                 Corporate Director of Technology for Lockheed Martin's C3I
                                 and System Integration Sector. Prior to the April 1996
                                 acquisition of Loral, Mr. Paresi was Corporate Director of
                                 Technology for Loral, a position he held since 1993. From 1978 to 1993, Mr. Paresi was a Systems Engineer, Director of
                                 Marketing and Director of International Programs at Loral
                                 Electronic Systems.

Robert RisCassi           65     Vice President -- Washington, D.C. Operations. General Robert
                                 W. RisCassi (U.S. Army-ret.) joined us in April 1997. From
                                 April 1996 until April 1997, he was Vice President of Land
                                 Systems for Lockheed Martin's C3I and Systems Integration
                                 Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United
                                 Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint
                                 Chiefs of Staff; Deputy Chief of Staff for Operations and Plans;
                                 and Commander of the Combined Arms Center. General
                                 RisCassi is currently a director of Alliant Techsystems Inc.

Charles J. Schafer        53     Vice President -- Business Operations and President of the
                                 Products Group. Mr. Schafer was appointed President of the
                                 Products Group in September 1999. He joined us in
                                 August 1998 as Vice President -- Business Operations. Prior to
                                 August 1998, he was President of Lockheed Martin's Tactical
                                 Defense Systems Division, a position he also held at Loral since
                                 September 1994. Prior to the April 1996 acquisition of Loral,
                                 Mr. Schafer held various executive positions with Loral, which he joined in 1984.

Lawrence H. Schwartz      63     Vice President -- Business Development. Mr. Schwartz joined us in May 1997. From April 1996 until May 1997, Mr. Schwartz was Vice President of Technology for the C3I and System
                                 Integration Sector of Lockheed Martin Corporation. Prior to the
                                 April 1996 acquisition of Loral, he was Corporate Vice
                                 President of Technology for Loral, a position he held since 1987.
                                 Between 1976 and 1987, Mr. Schwartz was Vice President of
                                 Engineering, Senior Vice President of Business Development,
                                 Senior Vice President of the Rapport Program and Senior Vice
                                 President of Development Programs at Loral Electronic
                                 Systems.

Ralph G. D'Ambrosio       33     Controller. Mr. D'Ambrosio became Controller in August 2000.
                                 He joined us in August 1997, and until July 2000 was our
                                 Assistant Controller. Prior to joining us, he was a senior manager at Coopers & Lybrand L.L.P., where he held a number of positions since 1989. Mr. D'Ambrosio is a Certified Public
                                 Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 12, 2001, there were 33,953,182 shares of our common stock outstanding. We know of no person who, as of March 12, 2001, beneficially owned more than five percent of the common stock, except as set forth below.


                                             AMOUNT AND NATURE        PERCENT
       NAME OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP     OF CLASS
- --------------------------------------   -------------------------   ---------
Lehman Brothers Holdings, Inc.
 and certain affiliates(1)
 c/o Lehman Brothers Holdings, Inc.
 Three World Financial Center
 New York, New York 10285 ............              5,398,969           15.9%

Citigroup Inc.(2)
 153 East 53rd Street
 New York, New York 10043 ............              3,834,025           11.3%

Frank C. Lanza(3)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ............              2,425,571            7.1%

Robert V. LaPenta(4)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ............              2,453,223            7.2%

- ----------
(1) Lehman Brothers Holdings, Inc. directly owned 1,251,873 shares of our common stock. Lehman Brothers Holdings, Inc. is general partner and a limited partner of Lehman Brothers Capital Partners III, L.P. Lehman Brothers Capital Partners III, L.P. directly owned 3,000,781 shares of our Common Stock. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings, Inc. and is the parent of LB I Group Inc. LB I Group Inc. directly owned 1,146,315 shares of our common stock. David J. Brand, Alberto M. Finali, Robert B. Millard and Alan H. Washkowitz, each of whom is a member of our board of directors, are each Managing Directors of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P., Messrs. Finali, Millard and Washkowitz may be deemed to have shared beneficial ownership of shares of our common stock held by Lehman Brothers Capital Partners III, L.P. Such individuals disclaim any such beneficial ownership.

(2) Based on a Schedule 13G filed with the S.E.C., dated February 14, 2001, in which Citigroup Inc. reported that it had shared voting and dispositive power over 3,834,205 shares of common stock.

(3) The shares of common stock beneficially owned includes 800,000 shares issuable under employee stock options and exercisable within 60 days of March 12, 2001.

(4) The shares of common stock beneficially owned includes 700,000 shares issuable under employee stock options and exercisable within 60 days of March 12, 2001 and 252 shares allocated to the account of Mr. LaPenta under our savings plans.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our executive officers, our directors, and by all of our current executive officers and directors as a group. Except as otherwise indicated, all information listed below is as of March 12, 2001.


                                                                          SHARES OF COMMON         PERCENTAGE OF
                                                                         STOCK BENEFICIALLY       SHARES OF COMMON
                       NAME OF BENEFICIAL OWNER                              OWNED(1)(2)        STOCK OUTSTANDING(3)
- ---------------------------------------------------------------------   --------------------   ---------------------
Directors and Executive Officers
Frank C. Lanza ......................................................         2,425,571                  7.1%
Robert V. LaPenta ...................................................         2,453,223                  7.2%
Michael T. Strianese ................................................            26,230                   --
Christopher C. Cambria ..............................................             8,638                   --
Charles J. Schafer ..................................................            17,718                   --
David J. Brand(4) ...................................................            49,479                   --
Thomas A. Corcoran(5) ...............................................             1,619                   --
Alberto M. Finali(4) ................................................            40,125                   --
Robert B. Millard(4)(6) .............................................            65,009                   --
John E. Montague(5) .................................................             1,619                   --
John M. Shalikashvili(5) ............................................             1,731                   --
Arthur L. Simon(5) ..................................................             3,500                   --
Alan M. Washkowitz(4)(7) ............................................           129,965                   --
Directors and Executive Officers as a Group (20 persons)(8) .........         5,260,754                 15.5%

- ----------
(1) The shares of our common stock beneficially owned include the number of shares (i) issuable under employee stock options and exercisable within 60 days of March 12, 2001 and (ii) allocated to the accounts of executive officers under our savings plans. Of the number of shares shown above,
      (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 800,000 shares; Mr. LaPenta, 700,000 shares; Mr. Strianese, 26,000 shares, Mr. Cambria, 8,400 shares and Mr. Schafer, 17,500 shares; and (ii) the following represent shares allocated under our saving plans to the accounts of: Mr. LaPenta, 252 shares; Mr. Strianese, 230 shares; Mr. Cambria, 238 shares; and Mr. Schafer, 218 shares.

(2) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(3) Share ownership does not exceed one percent of the class unless otherwise indicated.

(4) David J. Brand, Alberto M. Finali, Robert B. Millard and Alan H. Washkowitz, each of whom is a member of our board of directors, are each Managing Directors of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P., Messrs. Finali, Millard and Washkowitz may be deemed to share beneficial ownership of shares of our common stock held by Lehman Brothers Capital Partners III, L.P. Such individuals disclaim any such beneficial ownership.

(5) Includes 1,500 shares issuable and exercisable under director stock options within 60 days of March 12, 2001 in the case of Messrs. Corcoran, Montague, and Shalikashvili and 500 shares in the case of Mr. Simon.

(6) Includes 52,639 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.

(7) Includes 55,665 shares in trust, for the benefit of Mr. Washkowitz's children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.

(8) Includes 1,586,383 shares issuable under employee stock options and exercisable under employee stock options within 60 days of March 12, 2001, and 4,982 shares allocated to the accounts of executive officers under our savings plans.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers who served in such capacities as of December 31, 2000, collectively referred to herein as the named executive officers, for services rendered to us during each of the last three years.

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                          -------------
                                                 ANNUAL COMPENSATION
                                             --------------------------     SECURITIES
                                                                            UNDERLYING
                                                                              STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)     BONUS ($)     OPTIONS (#)     COMPENSATION ($)(1)
- ---------------------------------   ------   ------------   -----------   -------------   --------------------
Frank C. Lanza                        2000   $750,000       $500,000               --         $  6,858
 (Chairman and Chief Executive        1999    750,000        200,000               --            9,536
 Officer) .......................     1998    750,000       --                     --           11,341

Robert V. LaPenta                     2000    500,000        400,000               --           32,907
 (President and Chief Financial       1999    500,000        200,000               --           27,900
 Officer) .......................     1998    500,000       --                     --           27,591

Christopher C. Cambria                2000    228,025        225,000               --           10,827
 (Senior Vice President,              1999    207,000        190,000           47,500            7,317
 Secretary and General Counsel)       1998    190,000        140,000               --            7,351

Michael T. Strianese                  2000    209,673        225,000               --           73,515
 (Senior Vice President, Finance)     1999    180,000        175,000           47,500           69,969
                                      1998    165,000        140,000               --           69,993
Charles J. Schafer
 (Vice President, Business            2000    230,000        175,000               --         $118,368
 Operations and President of the      1999    212,608         85,000           22,500          215,873
 Products Group) ................     1998     69,600         75,000           20,000          135,925

- ----------
(1) Amounts for the year ended December 31, 2000 include: (a) our matching contributions of $6,800 under our savings plan for Messrs. LaPenta, Cambria, Strianese and Schafer; (b) the value of supplemental life insurance programs in the amounts of $6,858 for Mr. Lanza, $26,107 for Mr. LaPenta, $4,027 for Mr. Cambria, $6,715 for Mr. Strianese and $8,568 for Mr. Schafer; (c) a special bonus of $60,000 for Mr. Strianese related to our formation and (d) an employment signing bonus of $103,000 for Mr. Schafer.

OPTION GRANTS IN FISCAL YEAR 2000

     There were no options to purchase common stock granted in fiscal year 2000 to the named executive officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on options to purchase our common stock that were exercised during fiscal year 2000 by our named executive officers; the total numbers of exercisable and non-exercisable options to purchase our common stock owned by our named executive officers at December 31, 2000, and the aggregate dollar value of such options that were in-the-money at December 31, 2000.




                                                                                                         VALUE OF
                                                                        NUMBER OF                       UNEXERCISED
                                                                  SECURITIES UNDERLYING                IN-THE-MONEY
                                     SHARES                        UNEXERCISED OPTIONS                  OPTIONS AT
                                    ACQUIRED       VALUE          AT FISCAL YEAR-END (#)          FISCAL YEAR-END ($)(1)
                                       ON         REALIZED   -------------------------------- -------------------------------
NAME AND PRINCIPAL POSITION       EXERCISE(#)       ($)       EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
- -------------------------------- ------------- ------------- ------------- ------------------ ------------- -----------------
Frank C. Lanza
 (Chairman and Chief Executive
 Officer) ......................         --             --      685,714         228,572        $48,363,408     $16,121,183
Robert V. LaPenta
 (President and Chief Financial
 Officer) ......................    100,000     $4,349,875      585,714         228,572         41,310,408      16,121,183
Christopher C. Cambria
 (Senior Vice President,
 Secretary and General Counsel)       6,600        313,079       29,234          31,666          1,558,045       1,225,809
Michael T. Strianese
 (Senior Vice President,
 Finance) ......................     12,000        555,860       35,834          34,666          1,914,833       1,390,809
Charles J. Schafer
 (Vice President, Business
 Operations and President of the
 Products Group) ...............      4,000        124,750       17,500          21,000            846,250         922,500

- ----------
(1) In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 29, 2000 closing stock price of our common stock of $77.00.

(2) These options are unexercisable because they have not yet vested under their terms.

                          REPORT OF THE AUDIT COMMITTEE

     The directors who serve on the audit committee are all "independent" in accordance with the New York Stock Exchange listing standards, except for Mr. Brand. Mr. Brand may not be considered to be independent because he is an employee of Lehman Brothers, which may be deemed to be our affiliate as a result of its ownership of a significant percentage of the issued and outstanding shares of our common stock. The board of directors determined that it would be in our best interest and the best interest of our shareholders for Mr. Brand to serve on the audit committee notwithstanding this relationship because of Mr. Brand's extensive knowledge of financial matters. Mr. Brand has decided not to stand for re-election at the Annual Meeting.

     The audit committee operates under a written charter adopted by the board of directors, which is included in Appendix A to this proxy statement. All of the responsibilities enumerated in such charter were fulfilled for the year ended December 31, 2000.

     We have reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

     Based on the activities referred to above, we recommended to the board of directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

                            INDEPENDENT AUDITOR FEES

     For services rendered in 2000 by PricewaterhouseCoopers LLP, our independent auditors, we incurred the following fees:

     o AUDIT FEES (for the audit of the 2000 financial statements and quarterly reviews) -- $755,400

     o   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES -- $0

     o ALL OTHER FEES (primarily audits of certain acquired businesses and tax services) -- $1,691,000

     As set forth in the Audit Committee Charter, the audit committee has considered and determined that the provision of the services covered under the caption All Other Fees is compatible with maintaining the auditor's independence.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee is responsible for reviewing the design of, and pay levels generated by, our compensation and benefit programs for our executive officers. The committee is also responsible for administering our stock option program.

     The committee is committed to ensuring an executive compensation program that supports our mission -- to maximize stockholder value. Thus, the executive compensation is structured around the following tenets:

     o Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on our achievement and individual performance goals.

     o Management should be focused on the long-term interests of stockholders. Thus, a significant portion of the compensation opportunity should be long-term, at-risk pay in the form of stock options.

     o We must maintain our ability to attract, retain, and encourage the development of qualified, capable executives. Total compensation opportunities will mirror those offered by comparably sized organizations within the aerospace and defense industries -- for those positions where the labor market is not limited to these industries, we will reference broader general industry information for similarly sized organizations.

     The comparative group used for compensation purposes will generally be broader than the group that comprises the published industry index in the performance graph included in this proxy statement. The compensation committee believes that our competition for executive talent is not limited to the companies included in the published industry index established for comparing stockholder returns.

     The key elements of our executive compensation program are base salary, annual incentives, and long-term compensation. These key elements are addressed separately below.

BASE SALARIES

     The compensation committee will regularly review the base salary for the Chief Executive Officer and the President. We have established internal relationships of other senior executive positions to those of the Chief Executive Officer and the President, and base salaries for these other positions flow from those relationships. Base salaries will be targeted at the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge, as well as external pay practices.

     Increases to base salaries will be driven primarily by individual performance. Individual performance will be evaluated based on sustained levels of individual contribution.

     As reflected in the Summary Compensation Table, Mr. Lanza's base salary was $750,000 in 2000, 1999 and 1998 as provided for in his employment agreement. In determining future increases to Mr. Lanza's base salary, the compensation committee will consider his individual performance as measured by short-term achievements as well as his contributions to long-term organizational success. The compensation committee will also compare Mr. Lanza's base salary to base salaries of chief executive officers among comparable companies.

ANNUAL INCENTIVES

     The annual incentive plan is structured to provide a variable pay opportunity based on performance. Actual bonuses are based on an assessment of the participant's contributions toward organizational success.

     Messrs. Lanza received a bonus of $500,000 and LaPenta received a bonus of $400,000 in 2000 to recognize their contributions to our superior performance. Messrs. Lanza and LaPenta were not eligible for a bonus in 1998. In lieu of a bonus for that year, on April 30, 1997 at the time Messrs. Lanza and LaPenta entered into their respective employment agreements they were each granted a stock option on 1,142,857 shares of common stock, 50% of which vested over time and 50% of which the vesting date was determined based on our achievement of certain annual or cumulative performance targets. On April 5, 1999, in recognition of their superior performance, the compensation committee amended the option grants to Messrs. Lanza and LaPenta to eliminate the performance targets and to provide that the unvested portion of the performance options vest and become exercisable as of April 30, 2000. In determining to amend the option grants, the compensation committee also took into account the fact that the existing performance targets were no longer applicable as a result of the acquisitions completed by us in 1998 and of our ongoing acquisition activities. See "Employment Agreements."

LONG-TERM INCENTIVES

     Long-term incentives are provided pursuant to the 1997 Plan and the 1999 Plan.

     Stock options will be granted at a price not less than the fair market value of our common stock on the date of grant. The ultimate value of an option grant to the recipient depends on the stockholder value created between the date of grant and the date of exercise. Option award size is based primarily on competitive practice but may also be adjusted to reflect factors such as individual and our company's performance.


POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the named executive officers to $1 million, unless certain requirements are met. The compensation committee will consider the impact of this provision when making compensation decisions. However, the compensation committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.


                                   Members of the Compensation Committee:

                                   Robert B. Millard (Chairman)
                                   John E. Montague
                                   Alan H. Washkowitz


                     PROPOSAL 2. AMENDMENT TO THE 1999 PLAN

     Currently, under the 1999 Plan, the maximum number of shares of our common stock that may be issued pursuant to all awards granted under the 1999 Plan is limited to one million shares. The board of directors proposes to amend the 1999 Plan to increase the maximum number of shares of common stock that may be issued pursuant to all awards granted under the 1999 Plan to four million shares as we have granted awards in the aggregate equalling nearly the one million shares originally authorized. Although the 1999 Plan permits the board of directors to amend the 1999 Plan at any time without stockholder approval of any amendment, if we want to continue to have the ability to grant "incentive stock options" (as defined under Section 422 of the Internal Revenue Code), as currently contemplated under the 1999 Plan, Section 422 requires that any increase in the number of shares available for awards that may be "incentive stock options" be approved by our stockholders. In addition, Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the named executive officers to $1 million, unless certain requirements are met. One of those requirements is to receive stockholder approval of the material terms under which performance-based compensation (which may include the grant of stock options) is to be paid. For all of these reasons, the amendment will become effective upon approval by the Stockholders. UPON APPROVAL OF THE AMENDMENT TO THE 1999 PLAN BY THE STOCKHOLDERS, WE INTEND TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE 3,000,000 ADDITIONAL SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1999 PLAN.

DESCRIPTION OF THE 1999 PLAN

ELIGIBILITY

     Awards under the 1999 Plan may be granted to any of our, or any of our subsidiaries', employees, including any officer, and to any other individual who provides services to us or any of our subsidiaries or on our behalf or on behalf of any of our subsidiaries, subject to the discretion of a committee of our board of directors to determine the particular employees and other individuals who, from time to time, will be selected to receive awards.

TYPES OF AWARDS

     Awards under the 1999 Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other incentive awards, such as performance units. Awards may be granted singly or in combination with other awards, consistent with the terms of the 1999 Plan. Each award will be evidenced by an award agreement entered into between us and the recipient setting forth the specific terms and conditions applicable to that award. Awards under the 1999 Plan generally will be nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable during the holder's lifetime only by the holder, except that awards, other than awards of incentive stock options, may be transferred to and exercised by a family member or family members of a participant or transferred to an irrevocable trust established for the benefit a participant's family members during the participant's lifetime. The maximum term of unvested or unexercised awards under the 1999 Plan is ten years from the initial date of grant.

     Stock options authorized under the 1999 Plan are rights to purchase a specified number of shares of our common stock at an exercise price of not less than 100% of the fair market value of the stock on the date of grant (or date of amendment of the exercise price, if any) during the period set forth in the award agreement. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The fair market value of our common stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year can not exceed $100,000 (measured as of the date of grant) under current tax laws. Other awards are not limited in this manner.

     Stock appreciation rights entitle the recipient to receive, upon exercise of the stock appreciation right, an amount (payable in cash and/or stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of our common stock on the date the stock appreciation right is exercised (or some lesser ceiling amount) over the base price of the stock appreciation right, which cannot be less than the fair market value of a share of our common stock on the date the stock appreciation right was awarded or the exercise price of a related stock option. Stock appreciation rights may be granted on a freestanding basis, in relation to a stock option or in "tandem" with a stock option, such that the exercise of either the option or the stock appreciation right cancels the recipient's rights under the tandem award with respect to the number of shares so exercised.

     Restricted stock is common stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

     Other incentive awards might include phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with a value derived from or a price related to the fair market value of our common stock, payable in our common stock and/or cash, all on such terms as the committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

     Under Section 162(m) of the Code, we may not deduct certain compensation over $1,000,000 in any year to our Chief Executive Officer or any of the four other of our most highly compensated executive officers unless, among other things, this compensation qualifies as "performance-based compensation" under
Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. With reference to awards intended to qualify as performance-based compensation under Section 162(m), the material terms of the 1999 Plan include the eligible class of participants, the performance goal or goals and the maximum annual amount payable thereunder to any individual participant. Stock options and stock appreciation rights that are granted under the 1999

Plan at a fair market value exercise price are intended to qualify as performance-based compensation ("qualifying options and stock appreciation rights"). In addition, other awards (such as restricted stock and performance units) may be granted under the 1999 Plan to qualify as performance-based compensation under Section 162(m).

     The eligible class of persons for performance-based awards under the 1999 Plan is all of our employees and employees of our subsidiaries. Awards that are intended to qualify as performance-based awards under the 1999 Plan (other than qualifying options and stock appreciation rights) may be granted only in accordance with the performance-based requirements of Section 162(m), as set forth below.

     The performance goals for performance-based awards under the 1999 Plan are any one or a combination of earnings per share, return on equity, total stockholder return and cash flow (each as defined in the 1999 Plan) or such other performance goal or goals that the committee, in its discretion, establishes in accordance with the requirements of Section 162(m). These goals will be applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle. Appropriate adjustments to the performance goals and targets in respect of performance-based awards may be made by the committee based upon objective criteria in the case of significant acquisitions or dispositions by us, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that in any case were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the performance-based awards. We believe that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect us or mislead the public.

     The committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The committee may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any participant, notwithstanding the achievement of targeted performance goals. Awards may be accelerated in the event of a change in control, as described below.

     Subject to adjustment as described below, (i) the maximum number of shares of our common stock with respect to which options and stock appreciation rights may be granted to any of our employees or an employee of any of our subsidiaries in any fiscal year shall not exceed 500,000 and (ii) the maximum number of shares of our common stock with respect to which performance-based awards (other than qualifying options and SARs) may be granted to any of our employees or an employee of any of our subsidiaries in any fiscal year shall be 500,000 or, in the event such performance-based award is paid in cash, the equivalent cash value thereof as of the date of payment of such performance-based award.

     The committee also has the authority to grant awards under the 1999 Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become our employees or employees of a subsidiary of us as a result of a merger or acquisition of the entity.

     Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the committee may approve.

ADMINISTRATION; CHANGE IN CONTROL

     The 1999 Plan provides that it shall be administered by the compensation committee or another committee of the board of directors, constituted so as to permit the plan to comply with the

"non-employee director" provisions of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m). The committee has the authority within the terms and limitations of the 1999 Plan to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant's employment with us, and to construe and interpret the 1999 Plan. Such authority includes the discretion to accelerate, extend and reduce (subject to the limitations noted above) the exercise price of outstanding awards.

     The committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a "change in control" and is authorized to take certain other actions in such an event. Change in control under the 1999 Plan is defined generally to include a change in ownership involving 51 percent or more of our outstanding voting securities (or a combined entity), a transfer of substantially all of our assets, or of L-3 Communications Corporation or any successor thereto, or a change, during any period of 24 months or less, of 50 percent or more of the members of our board of directors.

     The committee may delegate to our officers or employees or those of our subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the 1999 Plan. It is intended generally that the awards under the 1999 Plan and the 1999 Plan itself comply with and be interpreted in a manner that, in the case of participants who are subject to
Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfy the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. The 1999 Plan provides that neither we nor any member of our board of directors or of the committee shall have any liability to any person for any action taken or not taken in good faith under the 1999 Plan.

AMENDMENT AND TERMINATION

     The board of directors has the authority to amend, suspend or discontinue the 1999 Plan at any time, provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. The 1999 Plan may be amended by the board of directors without further stockholder approval, and no guidelines have been established relating to the nature of the amendments that may be made to the 1999 Plan without stockholder approval. Such approval, however, may be required (e.g., in the case of amendments that materially increase the available number of shares under the 1999 Plan) to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Amendments made without stockholder approval could increase our costs under the 1999 Plan, although the amount thereof is not determinable. Because the committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the 1999 Plan from the limitations on deductibility.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

     The number of shares of our common stock that may be issued in respect of awards under the 1999 Plan may not exceed 1,000,000 shares. The number of shares that may be issued in respect of restricted stock awards under the 1999 Plan may not exceed 2% of the outstanding shares of our common stock at the time of a grant. Shares of common stock subject to awards (whether at our discretion or of the participant) will initially be counted against each of the share limit and the share unit limit. When payment is ultimately made in respect to the award in either shares or cash, a number of shares or share units relating to the alternative form of consideration not so paid will be recredited to the applicable limit.

     The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of awards) may be adjusted to reflect the effect of a stock dividend, split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the 1999 Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant's ownership was restricted or otherwise not vested. Although shares subject to repriced or cancelled options or stock appreciation rights will be counted against the individual award limits to the extent required by Section 162(m), only shares actually issued or share units actually paid will be charged against the aggregate share or share unit limits, respectively, under the 1999 Plan.

     Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the committee, in exchange for a promissory note in favor of us, in shares of our common stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to such "cashless exercise" procedures as may be permitted by the committee. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the committee.

     The 1999 Plan does not impose any minimum vesting periods on options or other awards. However, shares of stock acquired after exercise of an option may not, in the ordinary course, be sold before the expiration of six months from the date of grant. The maximum term of an option or any other award is ten years.

     The 1999 Plan is not exclusive and does not limit the authority of our board or directors or its committees to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 PLAN.

                    PROPOSAL 3. EMPLOYEE STOCK PURCHASE PLAN

     The L-3 Communications Corporation Employee Stock Purchase Plan (the "Employee Plan") permits eligible employees to purchase our common stock. Eligible employees include all employees of L-3 Communications Corporation or its subsidiaries who are scheduled to work at least 20 hours per week.

     The purchase price of a share of our common stock is 85% of the fair market value of a share of common stock on the first day of the offering period or 85% of the fair market value of a share of our common stock on the last day of the offering period, whichever is less. There are two offering periods each calendar year, each offering period having a duration of six months. All shares of our common stock will be purchased on the last day of an offering period. Shares purchased for eligible employees will be allocated to an account maintained for the eligible employees and held by Mellon Investment Services, LLC as custodian. Eligible employees may direct the custodian to sell the shares of our common stock, subject to a two-year holding period.

     Eligible employees have full voting and dividend rights with respect to shares of our common stock allocated to their accounts. Dividends paid on such of our common stock shares will be reinvested in additional shares of our common stock and will not be paid out to eligible employees in cash.

     Eligible employees may purchase shares of our common stock through payroll deduction. The maximum amount of payroll deductions for a calendar year for each eligible employee may not exceed five percent of his or her compensation for each payroll period, or $21,250 for each year. We may increase or decrease the maximum percentage amount (but not the maximum dollar amount) without amending the Employee Plan.

     No eligible employee will be granted an option to participate in the Employee Plan to the extent that, immediately after the grant, he or she would own our common stock or hold an option to purchase our common stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock. In addition, no eligible employee will be granted an option to participate in the Employee Plan to the extent that his or her rights to purchase our common stock under the Employee Plan would accrue at a rate which exceeds $25,000 of fair market value of our common stock for each calendar year.

     The Employee Plan will become effective July 1, 2001, subject to Stockholder approval. The maximum number of shares to be offered under the Employee Plan is 1,500,000 shares. The Employee Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended. A copy of the Employee Plan is attached hereto as Appendix B to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE EMPLOYEE PLAN.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return of our common stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and a peer group index, for the period from May 19, 1998 to December 29, 2000. These figures assume that all dividends paid over the performance period were reinvested, and that the starting value of each index and the investment in our common stock was $100 on May 19, 1998. The starting point for the measurement of our common stock cumulative total return was our initial public offering price of $22.00 per share. The peer group index is composed of Alliant Techsystems Inc., General Dynamics Corporation, Litton Industries, Inc. and Northrop Grumman Corporation. The graph is not, and is not intended to be, indicative of future performance of our common stock.


                        L-3 COMMUNICATIONS HOLDINGS, INC.
                    CUMULATIVE TOTAL STOCKHOLDER RETURNS FOR
                   PERIOD OF MAY 19, 1998 TO DECEMBER 29, 2000

                               [GRAPHIC OMITTED]

                                 BASE
                                PERIOD         DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                              MAY 19, 1998        1988           1999           2000

L-3 Communications -{}-           100            211.65         189.20         350.00
S&P 500 Index      -[]-           100            111.75         135.27         122.95
Peer Group         -/\-           100             99.73          83.04         127.30


                  (as prepared by Standard & Poor's Compustat)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 2000 fiscal year, Messrs. Robert Millard, John Montague and Alan Washkowitz served as members of the compensation committee of the board of directors. None of these individuals has served us or any of our subsidiaries as an officer or employee. Messrs. Millard and Washkowitz are limited partners of Lehman Brothers Capital Partners III, L.P., which, together with Lehman Brothers Holdings, Inc. and certain of their affiliates, owned 15.9% of our outstanding common stock as of March 12, 2001.

     Pursuant to a Stockholders Agreement entered into in connection with our incorporation, Lehman Brothers Capital Partners III, L.P. and its affiliates that directly own our common stock (the "Lehman Partnership"), have the right from time to time subject to certain conditions, to require us to register under the Securities Act shares of our common stock that the Lehman Partnership holds. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. We have agreed in the Stockholders Agreement to pay expenses in connection with, among other things,
(i) up to three demand registrations requested by the Lehman Partnership and
(ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services to us, other than in connection with cash acquisitions under taken by us, through April 30, 2002, so long as the Lehman Partnership owns at least 10% of our outstanding common stock. In the event that Lehman Brothers Inc. agrees to provide any investment banking services to us, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

     None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

                             EMPLOYMENT AGREEMENTS

     We have entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, our Chairman and Chief Executive Officer, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, our President and Chief Financial Officer, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

     Upon a termination without cause or resignation for good reason, we will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that we pay the severance described above.

     We have granted each of Messrs. Lanza and LaPenta nonqualified options to purchase, at $6.47 per share, 1,142,857 shares of our common stock. In each case, half of the options were structured as "time options" and half were structured initially as "performance options," collectively referred to herein as the options. The time options became exercisable with respect to 20% of the shares subject to the time options on each of March 2, 1998, April 30, 1999 and April 30, 2000 and will become exercisable with respect to an additional 20% of the shares subject to the time options on each of April 30, 2001 and 2002 if employment continues through and including these dates. The performance options were initially structured to become exercisable nine years after the grant date, but became exercisable earlier if certain targets for our earnings before interest, income taxes, depreciation and amortization were achieved. On April 5, 1999, we amended the performance options to eliminate the performance target acceleration provisions and to provide that the unvested portion of the performance options vest and become exercisable as of April 30, 2000. The option term is ten years through April 30, 2007; except that if (i) the option-holder is fired for cause or resigns without good reason, the options will expire upon termination of employment or (ii) the option-holder is fired without cause, resigns for good reason, dies, becomes disabled or retires, the options will expire one year after termination of employment. Unexercisable options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, we may terminate the options, so long as the option-holders are cashed out or permitted to exercise their options prior to this change of control.

     We also have entered into a split-dollar life insurance agreement with Mr. LaPenta. Under the split-dollar agreement, we own and pay the premiums on the life insurance policy, and Mr. LaPenta has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to us as a recovery of our investment.

                               PENSION PLAN TABLE

     The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Employee Retirement Plan to a covered participant upon retirement at normal retirement age (65), based on the career average compensation (salary and bonus) and years of credited service with us.




       AVERAGE                               YEARS OF CREDITED SERVICE
    COMPENSATION     --------------------------------------------------------------------------
    AT RETIREMENT         5         10         15         20         25         30        35
    -------------    ---------- ---------- ---------- ---------- ---------- --------- ---------
$  300,000..........  $19,048    $ 34,317   $ 46,563   $ 60,535   $ 71,839    80,981    88,348
   400,000 .........   25,701      46,308     62,837     81,621     96,789   109,031   118,885
   500,000 .........   32,352      58,297     79,109    102,708    121,740   137,082   149,424
   600,000 .........   39,004      70,289     95,386    123,797    146,688   165,130   179,959
   700,000 .........   45,655      82,275    111,654    144,881    171,638   193,179   210,495
   800,000 .........   52,308      94,268    127,931    165,969    196,588   221,226   241,031
   900,000 .........   58,961     106,258    144,204    187,055    221,534   249,274   271,563
 1,000,000 .........   65,612     118,247    160,476    208,141    246,483   277,322   302,100
 1,100,000 .........   72,264     130,236    176,749    229,229    271,435   305,375   332,639
 1,200,000 .........   78,915     142,225    193,022    250,314    296,384   333,421   363,173
 1,300,000 .........   85,567     154,215    209,295    271,402    321,334   361,472   393,710
 1,400,000 .........   92,219     166,205    225,568    292,487    346,280   389,518   424,245
 1,500,000 .........   98,871     178,195    241,841    313,574    371,230   417,569   454,782


     As of December 31, 2000, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $950,000 and four years; Mr. LaPenta, $700,000 and 29 years; Mr. Strianese, $384,673 and 11 years; Mr. Cambria, $418,025 and 4 years; and Mr. Schafer, $315,000 and 2 years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of March 12, the Lehman Partnership owned 15.9% of our common stock.

STOCKHOLDERS AGREEMENT

     In connection with our incorporation we, Lehman Brothers Capital Partners III, L.P. and certain of its affiliates, Messrs. Lanza and LaPenta and Lockheed Martin entered into the Stockholders Agreement, which terminated upon the completion of our initial public offering, except for the terms relating to:

     o   registration rights;

     o   provision of services to us by Lehman Brothers Inc.; and

     o   the standstill agreement by Lockheed Martin.

     Pursuant to the Stockholders Agreement, at this time Messrs. Lanza and LaPenta and the Lehman Partnership have the right, subject to certain conditions, to require L-3 Holdings to register their shares of our common stock under the Securities Act of 1933. The Lehman Partnership has four demand rights and each of Messrs. Lanza and LaPenta has one demand registration right. Lockheed Martin sold all of its shares of our common stock in 1999. In addition, the Stockholders Agreement also provides some existing stockholders with piggyback registration rights. The Stockholders Agreement provides, among other things, that we will pay expenses incurred in connection with:

     o up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by each of Messrs. Lanza and LaPenta; and

     o any registration in which those parties participate through piggyback registration rights granted under the agreement.

     The Lehman Partnership sold 2.0 million of their shares of our common stock through the exercise of their piggyback registration rights in our February 1999 common stock offering.

     The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services to us, other than in connection with cash acquisitions undertaken by us, through April 30, 2002, so long as the Lehman Partnership owns at least 10% of our outstanding common stock. In the event that Lehman Brothers Inc. agrees to provide any investment banking services to us, we will pay fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

     Under the Stockholders Agreement, Lockheed Martin is subject to a standstill arrangement that expires on April 30, 2002, which generally prohibits its share ownership percentage in us, if any, from exceeding 34.9%.

TRANSACTIONS WITH AFFILIATES

     As described above, one provision of the Stockholders Agreement gave Lehman Brothers Inc. the exclusive right to provide investment banking services to us, other than in connection with cash acquisitions undertaken by us, through April 2002, so long as the Lehman Partnership owns at least 10% of our common stock.

     Over the past three years, Lehman Brothers Inc. has entered into various transactions with us and our subsidiaries. As required by the Stockholders Agreement, all fees paid in connection with such transactions and services were mutually agreed upon and, in our opinion, based on similar transactions and practices in the investment banking industry. We believe that all of these transactions were entered into on terms and conditions at least as favorable to us as they would have been had we entered into these transactions with other investment banks.

  CAPITAL MARKETS SERVICES

     In May 1998, Lehman Brothers Inc. acted as one of several initial purchasers and placement agents of $180.0 million of 8 1/2% Senior Subordinated Notes due 2008 issued by our subsidiary, L-3

Communications. In May 1998, Lehman Brothers Inc. acted as lead underwriter of our common stock we sold in our initial public offering. Lehman Brothers Inc. also acted as one of several initial purchasers and placement agents of $200.0 million of 8% Senior Subordinated Notes due 2008 issued by L-3 Communications in December 1998. In February 1999, Lehman Brothers Inc. acted as lead underwriter of the 5.0 million shares we sold in a follow-on public offering. Additionally, as part of that transaction, the Lehman Partnership sold 6.5 million shares of their shares of our common stock in a secondary public offering. In November and December 2000, Lehman Brothers Inc. was the sole initial purchaser of $300.0 million of our 5.25% Convertible Senior Subordinated Notes due 2009. In each of these financing transactions, Lehman Brothers Inc. received customary fees, underwriting discounts and commissions.

  MERGER AND ACQUISITIONS ADVISORY SERVICES

     In January 1999, Lehman Brothers Inc. acted as our advisor in connection with our acquisition of Microdyne Corporation. In April 1999, Lehman Brothers Inc. acted as our advisor in connection with our acquisition of Aydin Corporation. For these services, Lehman Brothers Inc. received customary fees.

  SENIOR CREDIT FACILITIES

     In May 1998, Lehman Brothers Inc. acted as joint lead arranger and joint book manager and Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., acted as documentation agent, syndicate agent and lender in connection with two of L-3 Communications' senior credit facilities. In connection with those transactions both Lehman Brothers Inc. and Lehman Commercial Paper Inc. received customary fees and interest. In connection with L-3 Communications' $300.0 million 364-day revolving senior credit facility entered into in April 2000, Lehman Brothers Inc. acted as joint lead arranger and joint book manager and Lehman Commercial Paper Inc. acted as documentation agent, syndicate agent and lender. L-3 Communications entered into its senior credit facilities after arms-length negotiations and on the same terms with all of the other parties thereunder. During the twelve-month period ended February 28, 2001 Lehman Brothers Inc. and Lehman Commercial Paper Inc. received interest payments and fees under these senior credit facilities totaling approximately $2.7 million.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All Section 16(a) forms required to be filed were filed on a timely basis.

                 PROPOSAL 4. SELECTION OF INDEPENDENT AUDITORS

     The board of directors has selected PricewaterhouseCoopers LLP to act as our independent auditors for the 2001 fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. PricewaterhouseCoopers LLP has acted as our independent auditors since our formation in 1997 and management believes it desirable and in our best interests to continue the employment of that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, the selection of independent auditors will be reconsidered by the board of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal to be presented for consideration in our 2002 proxy statement must submit such proposal to us no later than the close of business on December 27, 2001. Such proposals should be sent by Certified Mail -- Return Receipt Requested to the attention of the Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.


     Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the common stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                           GENERAL AND OTHER MATTERS

     At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

     We have provided each Stockholder whose proxy is being solicited hereby, a copy of our Annual Report for the year ended December 31, 2000, including our consolidated financial statements. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

     PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.


                                     By Order of the Board of Directors,

                                     /s/ Christopher C. Cambria

                                     Christopher C. Cambria
                                     Senior Vice President, Secretary and
                                     General Counsel


New York, New York
April 2, 2001

                                                                      APPENDIX A


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                            AUDIT COMMITTEE CHARTER


I.   PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial information that will be provided to the shareholders and others; corporate accounting and financial reporting practices; all audit processes; and, the systems of internal accounting controls that management and the Board have established. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels.

II.  ORGANIZATION/COMPOSITION

     The Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in the New York Stock Exchange's listing standards. The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board or Committee members, would interfere with the exercise of his or her independence from management and the company. All members of the Committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

     The Board shall elect the members of the Committee and shall appoint one of the members of the Committee as chairperson. All appointments will be for a term to be set by the Board.

III. MEETINGS

     The Committee shall meet at least four times annually (including telephonic meetings), or more frequently as circumstances dictate. The Committee chairperson has the power to call a committee meeting whenever the chairperson believes there to be a need to do so. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management. A Committee member should not vote on any matter in which he or she is not independent. The Committee members will have sole discretion in determining the meeting attendees and agenda.

     The Committee shall, if necessary, also meet with management, the director of internal audit, the independent accountants, general counsel and the Company ethics officer separately to discuss any matters that the Committee or any of these groups believe should be discussed privately.


IV.  RESPONSIBILITIES AND DUTIES

     The Committee will perform an annual review of this charter to provide reasonable assurance to the Board that: the accounting and reporting practices of the Company are in accordance with all applicable requirements; and, that an effective legal compliance program exists.

     The Committee will fulfill their duties and responsibilities as follows:

     A.   GENERAL
          -------

          Adopt a formal written charter that is approved by the full Board that specifies scope of responsibility, process, membership, etc. The charter will be reviewed at least annuallyand will be published at least every three years in accordance with SEC regulations. As part of its annual review of this charter, the Committee will make recommendations to the Board, as conditions dictate, to update this charter.

          Prepare an audit committee report to be included in the Company's annual proxy statement. The audit committee report to be included in the Company's annual proxy statement should state whether the Committee has performed the following:

          o Reviewed and discussed the audited financial statements with management;
          o Discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS No. 61"); and
          o Received certain disclosures from the auditors regarding their independence as required by Independence Standards Board Statement No. 1 ("ISB No.1").

          The report must also state whether, based on the procedures performed, the members of the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

          Maintain minutes or other records of meetings and activities.

          Report to the Board on the matters addressed at each Committee meeting.

          Facilitate open discussion on items of Committee interest among the Board, management, the independent accountants, and the internal audit staff.

          Serve as an independent and objective party to review the Company's financial reporting process and internal control system.

          Perform any other activities that the Committee deems necessary or appropriate, provided that such activities are consistent with this charter, the Company's by-laws and applicable governing laws.

     B.   EXTERNAL/INDEPENDENT ACCOUNTANTS
          --------------------------------

          Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and when appropriate, replace the independent accountants. The independent accountants are ultimately accountable to the Committee and the entire Board for such accountant's reviews and audits as applicable of the financial statements and internal accounting controls of the Company. On an annual basis the Committee will review the fees paid to the independent accountants and all significant relationships the independent accountants have with the Company to determine the accountants' independence.

          Meet with the independent accountants and financial management of the Company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountant's original audit plan and that the independent accountants conduct a SAS No.71 Interim Financial Review prior to the company's filing of each Form 10-Q report with the SEC.

          Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure a complete but non-redundant audit.

          Oversee independence of the independent accountants by:

          o Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company including those consistent with ISB No.1;

          o Reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants.

     C.   INTERNAL AUDIT
          --------------

          Approve the internal audit department charter.

          Review and approve the annual internal audit plan and any significant changes to the plan.

          Review progress reports on execution of the approved internal audit plan.

          Review on an annual basis the Internal Audit department's budget and staffing.

          Review the Internal Audit department's internal audit reports to management and management's responses.

          Review and concur in the appointment, replacement, reassignment, or dismissal of the Director- Internal Audit.

     D.   FINANCIAL REPORTING/INTERNAL CONTROLS
          -------------------------------------

          GENERAL

          Make inquiries of management, internal audit and the independent accountants about the following: significant financial risks and exposures and management's plans and timetable to minimize them; and, the adequacy of the Company's system of internal accounting controls (including computerized information systems controls and security). Receive timely reports regarding compliance with such timetable.

          ANNUAL FINANCIAL STATEMENTS

          Shortly after the annual examination is completed (and prior to the filing of Form 10-K), the Committee will review the following with management and the independent accountants:

          o The Company's annual financial statements and the independent accountant's audit of and report on the financial statements The review will include a discussion with the independent accountants of the matters required to be discussed by SAS No. 61.

          o Any difficulties or disputes with management which were encountered during the audit;

          o Anything else about the audit procedures or findings that generally accepted auditing standards would require the independent accountant to discuss with the Committee.

          The Committee will decide, based on the aforementioned inquiries, whether or not to recommend to the Board that the audited financial statements be included in Form 10-K for filing with the SEC.

          Review annual filings with the SEC and the Annual Shareholder's Report containing the Company's financial statements and consider whether the information in the filings is consistent with the information in the financial statements.

          Make inquiries of management and the independent accountant as to significant management letter comments identified by the independent accountants.

          INTERIM FINANCIAL STATEMENTS

          Review with management and the independent accountants the Form 10-Q report prior to its filing with the SEC. For purposes of this review, a quorum will not be required. The review should include the following:

          o A briefing on how management summarizes quarterly financial information;

          o    The extent of internal and independent accountant involvement;

          o The consistency of application of generally accepted accounting principles;

          o    Significant unusual events or transactions;

          o Adequacy of disclosure and compliance with the terms of loan agreements; and

          o A discussion with the independent accountants of the matters required by SAS No. 61.

     E.   LEGAL AND ENVIRONMENTAL
          -----------------------

     Meet with general counsel and management to review any legal, environmental or regulatory matters that may have a significant impact on the company's financial statements.

     Make inquiries of management as to the existence of any significant disputes on any government contracts or subcontract.

     F.   PERIODIC
          --------


     Review policies and procedures covering officers' expense reports and perquisites.


     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's policies.

                                                                      APPENDIX B






















                         L-3 COMMUNICATIONS CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS


ARTICLE I. Purpose                                                    1
   1.01      Purpose. ............................................... 1

ARTICLE II. Definitions                                               1
   2.01      Account. ............................................... 1
   2.02      Benefit Plan Committee. ................................ 1
   2.03      Code. .................................................. 1
   2.04      Compensation. .......................................... 1
   2.05      Custodian. ............................................. 1
   2.06      Employee. .............................................. 1
   2.07      Enrollment Date. ....................................... 1
   2.08      Exercise Date. ......................................... 1
   2.09      Fair Market Value. ..................................... 2
   2.10      Offering Period. ....................................... 2
   2.11      Plan. .................................................. 2
   2.12      Purchase Price. ........................................ 2
   2.13      Reserves. .............................................. 2
   2.14      Stock. ................................................. 2
   2.15      Subsidiary Corporation. ................................ 2
   2.16      Trading Day. ........................................... 2

ARTICLE III. Eligibility and Participation                            2
   3.01      Initial Eligibility. ................................... 2
   3.02      Participation. ......................................... 2
   3.03      Restrictions on Participation. ......................... 3

ARTICLE IV. Offerings                                                 3
   4.01      Semi-Annual Offerings .................................. 3

ARTICLE V. Payroll Deductions                                         3
   5.01      Amount of Deduction. ................................... 3
   5.02      Participant's Account. ................................. 3
   5.03      Changes in Payroll Deductions. ......................... 3

ARTICLE VI. Grant and Exercise of Option                              4
   6.01      Number of Option Shares. ............................... 4
   6.02      Automatic Exercise. .................................... 4
   6.03      Transferability of Option. ............................. 4
   6.04      Delivery of Shares. .................................... 4
   6.05      Distribution of Shares. ................................ 5

ARTICLE VII. Withdrawal from Plan and Termination of Employment       5
   7.01      Withdrawal from Plan Participation. .................... 5
   7.02      Termination of Employment. ............................. 6
   7.03      Leave of Absence. ...................................... 6

ARTICLE VIII. Stock                                                                        6
     8.01      Maximum Shares. ........................................................... 6
     8.02.     Participant's Interest in Option Stock. ................................... 6

ARTICLE IX. Administration                                                                 6
      9.01     Authority of the Benefit Plan Committee. .................................. 6
      9.02     Rules Governing the Administration of the Benefit Plan Committee. ......... 7
      9.03     Indemnification. .......................................................... 7
      9.04     Custodian. ................................................................ 7
      9.05     Administrative Costs. ..................................................... 7

ARTICLE X. Miscellaneous                                                                   7
     10.01     Designation of Beneficiary. ............................................... 7
     10.02     Transferability. .......................................................... 7
     10.03     Withholding. .............................................................. 8
     10.04     Use of Funds. ............................................................. 8
     10.05     Reports. .................................................................. 8
     10.06     Adjustment Upon Changes in Capitalization. ................................ 8
     10.07     Amendment and Termination. ................................................ 8
     10.08     No Employment. ............................................................ 9
     10.09     Notices. .................................................................. 9
     10.10     Conditions Upon Issuance of Shares. ....................................... 9
     10.11     Effect of Plan. ........................................................... 9
     10.12     Effective Date. ........................................................... 9
     10.13     Governing Law. ............................................................ 10

                                   ARTICLE I.
                                     PURPOSE

1.01 PURPOSE.

     The purpose of this L-3 Communications Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of L-3 Communications Corporation (the "Company") and its Subsidiary Corporations with an opportunity to acquire a proprietary interest in the parent of the Company, L-3 Communications Holdings, Inc. ("Holdings") through the purchase of shares of common stock of Holdings. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that Section of the Code.

                                   ARTICLE II.
                                   DEFINITIONS

2.01 ACCOUNT.

     "Account" means the account maintained on behalf of each participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

2.02 BENEFIT PLAN COMMITTEE.

     "Benefit Plan Committee" means the individuals appointed by the Board of Directors of Holdings to administer the Company's tax-qualified retirement plans.

2.03 CODE.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereto.

2.04 COMPENSATION.

     "Compensation" means base cash remuneration that is paid to the Employee by the Company (or an affiliate) during the calendar year for the performance of services and includible in gross income, including, and limited to, regular earnings; regular vacation pay; Code Section 125 elective payroll deduction contributions; elective payroll deduction contributions made under this Plan; and elective payroll deduction contributions made under any qualified retirement plan.

2.05 CUSTODIAN.

     "Custodian" means the Mellon Investment Services, LLC or any successor thereto.

2.06 EMPLOYEE.

     "Employee" means any person who is (a) employed by the Company or a Subsidiary Corporation and (b) scheduled to work 20 or more hours each week.

2.07 ENROLLMENT DATE.

     "Enrollment Date" means the first day of the next regularly scheduled payroll period for the Company or a Subsidiary Corporation, as applicable.

2.08 EXERCISE DATE.

     "Exercise Date" means the last day of each Offering Period.

2.09 FAIR MARKET VALUE.

     "Fair Market Value" means the fair market value of a share of Stock, which, as of any given date, shall be the average of the highest and lowest sales prices of a share of Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the latest previous Trading Day.

2.10 OFFERING PERIOD.

     "Offering Period" means the approximately six-month period beginning on the first Trading Day on or after January 1 and July 1 of a calendar year and ending on the last Trading Day in June and December, respectively, of such calendar year; provided, however, that the initial six-month period shall begin on the first Trading Day in July, 2001 and end on the last Trading Day in December, 2001.

2.11 PLAN.

     "Plan" means this L-3 Communications Corporation Employee Stock Purchase Plan.

2.12 PURCHASE PRICE.

     "Purchase Price" means an amount equal to 85% of the Fair Market Value of a share of Stock on the first day of the Offering Period or 85% of the Fair Market Value of a share of Stock on the Exercise Date, whichever is lower.

2.13 RESERVES.

     "Reserves" means the number of shares of Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but which have not yet become subject to options.

2.14 STOCK.

     "Stock" means Holdings common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10.06.

2.15 SUBSIDIARY CORPORATION.

     "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.16 TRADING DAY.

   "Trading Day" means a day on which the New York Stock Exchange is open for trading.

                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION

3.01 INITIAL ELIGIBILITY.

     Each Employee shall be eligible to participate in the Plan beginning on the later of the date he or she first becomes an Employee or July 1, 2001.

3.02 PARTICIPATION.

     An Employee may become a participant in the Plan by giving telephonic (or other electronic) instructions authorizing payroll deductions to the Custodian in such manner and form as prescribed by the Custodian no later than 15 days prior to the first day of an Offering Period or, with respect to a new or rehired Employee, no later than 15 days after his or her first date of employment or reemployment. Payroll deductions for an Employee shall commence with the first payroll period that begins at least 15 days following the date such instructions are received by the Custodian.

3.03 RESTRICTIONS ON PARTICIPATION.

     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan to the extent that:

     (a) immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of Holdings (determined under the rules of Section 424(d) of the Code); or

     (b) his or her rights to purchase stock under the Plan would accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                                  ARTICLE IV.
                                   OFFERINGS

4.01 SEMI-ANNUAL OFFERINGS.

     The Plan will be implemented by semi-annual offerings of Holdings Stock beginning on the first Trading Day on or after January 1 and July 1 of each calendar year and terminating on the last Trading Day of June and December of such calendar year, respectively; provided, however, that that first Offering shall begin on the first Trading Day of July, 2001 and end on the last Trading Day of December, 2001. The Benefit Plan Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

                                  ARTICLE V.
                              PAYROLL DEDUCTIONS

5.01 AMOUNT OF DEDUCTION.

     A participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage of his or her Compensation received for the payroll period or a specified dollar amount, provided that the maximum amount of payroll deductions may not exceed five percent of his or her Compensation for each payroll period and $21,250 for each year. The Company, in its discretion, may increase and decrease the maximum percentage amount (but not the maximum dollar amount) without formally amending the plan; provided, however, the maximum percentage amount shall be a uniform percentage of Compensation for all participants.

5.02 PARTICIPANT'S ACCOUNT.

     An individual Account shall be maintained by the Custodian for each participant in the Plan. All payroll deductions made for a participant shall be credited to his or her Account. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 7.03. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a participant's Account.

5.03 CHANGES IN PAYROLL DEDUCTIONS.

     (a) A participant may discontinue his or her participation in the Plan or may decrease the rate of his or her payroll deductions during the Offering Period by giving telephonic (or other electronic) instructions authorizing a change in payroll deduction rate to the Custodian in such manner and form as prescribed by the Custodian. A participant may not change his or her payroll deduction rate more than once during any Offering Period. The change in rate shall become effective with the first payroll period that begins at least 15 days following the date such instructions are received by the Custodian. A participant's payroll deduction authorization agreement shall remain in effect for successive Offering Periods until the participant provides new telephonic (or other electronic) instructions to the Custodian or terminates employment as provided in Section 7.02.

     (b) A participant may increase the rate of his or her payroll deductions for an Offering Period by giving telephonic (or other electronic) instructions authorizing a change in payroll deduction rate to the Custodian in such manner and form as prescribed by the Custodian within 15 days prior to the first day of the Offering Period. The change in rate shall become effective with the first payroll period that begins at least 15 days following the date such instructions are received by the Custodian. A participant's payroll deduction authorization agreement shall remain in effect for successive Offering Periods until the participant provides new telephonic (or other electronic) instructions to the Custodian or terminates employment as provided in Section 7.02.

                                  ARTICLE VI.
                         GRANT AND EXERCISE OF OPTION

6.01 NUMBER OF OPTION SHARES.

     On the first day of each Offering Period, each Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Stock determined by dividing such Employee's payroll deductions credited to his or her Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.03 and 8.01. Exercise of the option shall occur as provided in Section 6.02, unless the participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.02. To the extent not exercised, the option shall expire on the last day of the Offering Period.

6.02 AUTOMATIC EXERCISE.

     A participant's option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares (including factional shares) subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account.

6.03 TRANSFERABILITY OF OPTION.

     During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

6.04 DELIVERY OF SHARES.

     (a) At or as promptly as practicable after the Exercise Date for an Offering Period, the Company shall deliver the shares of Stock purchased to the Custodian for deposit into the participants' Accounts.

     (b) Cash dividends on any Stock credited to a participant's Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to participants. All cash dividends paid on Stock credited to a participant's Account will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with the Plan for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Benefit Plan Committee, either (i) in transactions on any securities exchange upon which Stock is traded, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a participant's Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a participant's Account, the Custodian will, if reasonably practicable and at the direction of the Benefit Plan Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

     (c) Each participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of Holdings stockholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Holdings stockholders.

6.05 DISTRIBUTION OF SHARES.

     (a) During the first two years from the first day of an Offering Period, a participant may sell, but may not transfer or withdraw, the shares of Stock acquired during such Offering Period and credited to his or her Account. During such two-year period, all sales of shares of Stock acquired during the Offering Period shall only be effectuated by the Custodian on the participant's behalf.

     (b) Following the completion of two years from the first day of an Offering Period, a participant may elect to withdraw from his or her Account shares of Stock acquired during such Offering Period or may elect to transfer such shares from his or her Account to an account of the participant maintained with a broker-dealer or financial institution. If a participant elects to withdraw shares, one or more certificates for whole shares shall be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a participant's Account to a broker-dealer or financial institution that maintains an account for the participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such participant based on the Fair Market Value of a share of Stock on the date of transfer. A Participant seeking to withdraw or transfer shares of Stock must give telephonic (or other electronic) instructions to the Custodian in such form and manner as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 9.05.

                                 ARTICLE VII.
              WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT

7.01 WITHDRAWAL FROM PLAN PARTICIPATION.

     If a participant decreases his or her payroll deduction rate to zero during an Offering Period, he or she shall be deemed to have withdrawn from participation in the Plan and shall have the right to elect, by giving telephonic (or other electronic) instructions to the Custodian at least 15 days prior to the immediately following Exercise Date, to (a) withdraw all of the payroll deductions credited to the participant's Account, or (b) exercise his or her option for the purchase of stock on the next following Exercise Date. In the event that the participant does not give proper instructions to the Custodian in a timely manner, the participant shall be deemed to have elected to exercise his or her option for the purchase of Stock on the next following Exercise Date. Payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant provides to the Custodian new telephonic (or other electronic) instructions authorizing payroll deductions. A participant who withdraws from participation in the Plan may withdraw the Stock credited to his or her Account only as provided in Section 6.05.

7.02 TERMINATION OF EMPLOYMENT.

     Upon a participant's termination of employment with the Company and all Subsidiary Corporations for any reason (including termination because of the participant's death), the payroll deductions credited to such participant's Account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.01, and such participant's option shall be automatically terminated. The Custodian shall continue to maintain the participant's Account until the earlier of such time as the participant withdraws or transfers all Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 6.05, or two years after the participant ceases to be employed by the Company and its Subsidiary Corporations. At the expiration of such two-year period, the Custodian shall distribute to the participant (or, if the termination of employment is because of death, to the person or persons entitled to the distribution under Section 10.01) the shares of Stock in the participant's Account in certificated form or transfer such shares of Stock from the participant's Account to an account of the participant (or the participant's beneficiary) maintained with a broker-dealer or financial institution. The provisions of Section 6.05 shall apply to a distribution of shares of Stock on termination of employment under this Section 7.02.

7.03 LEAVE OF ABSENCE.

     If a participant goes on an authorized leave of absence for any reason, such participant shall have the right to elect to: (a) withdraw all of the payroll deductions credited to the participant's Account, (b) discontinue contributions to the Plan but have the amount credited to his or her Account used to purchase Stock on the next Exercise Date, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and making cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions. Unless a participant on an authorized leave of absence returns to employment with the Company or a Subsidiary Corporation no later than the first anniversary of the first day of his or her authorized leave of absence, such participant shall be deemed to have terminated employment and the provisions of Section 7.02 shall apply.

                                  ARTICLE VIII.
                                      STOCK

8.01 MAXIMUM SHARES.

     The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in
Section 10.06 shall be 1.5 million shares.

8.02. PARTICIPANT'S INTEREST IN OPTION STOCK.

     The participant will have no interest in stock covered by his or her option until such option has been exercised.

                                   ARTICLE IX.
                                 ADMINISTRATION

9.01 AUTHORITY OF THE BENEFIT PLAN COMMITTEE.

     The Plan shall be administered by the Benefit Plan Committee. Subject to the express provisions of the Plan, the Benefit Plan Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Benefit Plan Committee's determination on the foregoing matters shall be final and conclusive. The Benefit Plan Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company.

9.02 RULES GOVERNING THE ADMINISTRATION OF THE BENEFIT PLAN COMMITTEE.

     The Benefit Plan Committee shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Benefit Plan Committee shall be made by a majority of its members. The Benefit Plan Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner of and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Benefit Plan Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

9.03 INDEMNIFICATION.

     Members of the Benefit Plan Committee, and any officer or employee of the Company acting at the direction, or on behalf, of the Benefit Plan Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

9.04 CUSTODIAN.

     The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

9.05 ADMINISTRATIVE COSTS.

     The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Custodian may impose or pass through to the participants a reasonable fee for the withdrawal of Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to participants. Under no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the Plan by a participant.


                                   ARTICLE X.
                                  MISCELLANEOUS

10.01 DESIGNATION OF BENEFICIARY.

     A participant may file a written designation of a beneficiary who is to receive any shares and cash from the participant's Account under the Plan in the event of (a) such participant's death subsequent to an Exercise Date on which the option is exercised but prior to a distribution to such participant of shares or cash then held in the participant's Account or (b) such participant's death prior to exercise of the option. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, any shares or cash to be distributed on the participant's death shall be delivered to the participant's estate.

10.02 TRANSFERABILITY.

     Neither payroll deductions credited to a participant's Account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution as provided in Section 10.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

10.03 WITHHOLDING.

     The Company or any Designated Subsidiary is authorized to withhold from any payment to be made to a participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a participant's exercise of an option or disposition of shares acquired under the Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the participant's Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

10.04 USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

10.05 REPORTS.

     Statements of Account shall be given to each participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Benefit Plan Committee.

10.06 ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) Changes in Capitalization. The Benefit Plan Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Benefit Plan Committee with respect to any such adjustment shall be final, binding and conclusive.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Benefit Plan Committee.

     (c) Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Benefit Plan Committee shall shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed asset sale or merger. The Benefit Plan Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the participant upon termination of employment pursuant to
Section 7.02.

10.07 AMENDMENT AND TERMINATION.

     The Board of Directors shall have the complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation, increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 10.06) or amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

10.08 NO EMPLOYMENT.

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

10.09 NOTICES.

     All notices or other communications by a participant to the Company shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

10.10 CONDITIONS UPON ISSUANCE OF SHARES.

     The Company shall not be obligated to issue shares of Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

10.11 EFFECT OF PLAN.

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each participant, including, without limitation, such participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such participant.

10.12 EFFECTIVE DATE.

     The Plan shall become effective as of July 1, 2001, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders held on or before July 1, 2002. If the Plan is not so approved, the Plan shall not become effective.

10.13 GOVERNING LAW.

     The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.



                                        L-3 COMMUNICATIONS CORPORATION


                                        By:
                                          -------------------------------------
                                        Title: Vice President, Human Resources

                                     PROXY


                       L-3 COMMUNICATIONS HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 26, 2001, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND PROXY STATEMENT PERTAINING THERETO.

          The undersigned shareholder hereby appoints Frank C. Lanza, Robert V. LaPenta, Christopher C. Cambria or Michael T. Strianese, or any one of them, attorneys and agents, or proxy or proxies, with Y full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 26, 2001, at 2:30 p.m., eastern daylight time, at the J.W. Marriott New York, 151 West 54th Street, New York, NY, and at any and all adjournments thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or adjournment thereof:

          A STOCKHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A STOCKHOLDER, TO REPRESENT HIM AT THE MEETING MAY DO SO by inserting such other person's name in the space provided above.

          This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder. IN THE ABSENCE OF SUCH DIRECTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF, FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 LONG TERM INCENTIVE PLAN, FOR THE APPROVAL OF THE EMPLOYEE PLAN AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


         PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY
          IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF RETURNED
                IN THE ENVELOPE AND MAILED IN THE UNITED STATES.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            - FOLD AND DETACH HERE -

                                                                            3218

[X] PLEASE MARK YOUR CHOICES LIKE THIS IN BLUE OR BLACK INK.

- --------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS A, B, C AND D
- --------------------------------------------------------------------------------

                         FOR        WITHHELD
(a) Election of          [ ]           [ ]
    Directors

For, except vote withheld from the following nominee(s):

- ------------------------------------------------------------------

                                                      FOR   AGAINST    ABSTAIN
Class II Nominees:
01. Thomas A. Corcoran        (b) Amendment
02. John E. Montague              to the 1999 Plan    [ ]     [ ]        [ ]
03. Alan H. Washkowitz

                                                      FOR   AGAINST    ABSTAIN
                              (c) Approval of
                                  Employee Plan       [ ]     [ ]        [ ]

                                                      FOR   AGAINST    ABSTAIN
                              (d) Appointment of
                                  Pricewater-
                                  houseCoopers        [ ]     [ ]        [ ]
                                  LLP as Auditors

                              I plan to attend the Annual Meeting of
                              Stockholders
                                                              YES
                                                              [ ]

- --------------------------------------------------------------------------------


[L-3 COMMUNICATIONS LOGO]

SIGNATURE OF STOCKHOLDER(S)                       DATE
                           -----------------------    ----------------------
(If not dated, this proxy is deemed to bear the date when mailed by the Company.)
NOTE: PLEASE SIGN EXACTLY AS NAMES APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, AUTHORIZED OFFICER OF A CORPORATION OR IN ANY REPRESENTATIVE CAPACITY, PLEASE INSERT YOUR NAME AND TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN INDIVIDUALLY.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           - FOLD AND DETACH HERE -


                             RETAIN ADMISSION TICKET

                   TELEPHONE AND INTERNET VOTING INSTRUCTIONS

L-3 Communications Holdings, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You may use the telephone or Internet to vote your shares electronically, 24 hours a day, 7 days a week. To access the telephone or Internet voting system, you must use the control number printed in the box above.

1. To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the Internet: Log onto the Internet and go to the web site http://www.eproxyvote.com/lll

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

- --------------------------------------------------------------------------------
                                ADMISSION TICKET
- --------------------------------------------------------------------------------

Please indicate whether you plan to attend the 2001 Annual Meeting of Stockholders by marking the appropriate box on the Proxy Card, or if you use the telephone system, when prompted. Only the stockholder(s) whose name(s) appears on this ticket, or the proxy of that stockholder, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 2:30 p.m.

                     L-3 COMMUNICATIONS HOLDINGS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                     THURSDAY, APRIL 26, 2001, 2:30 P.M. EASTERN DAYLIGHT TIME J.W. MARRIOTT NEW YORK
                     151 WEST 54TH STREET
                     NEW YORK, NY